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                                                                    Exhibit 99.1


PROXY                          NOGATECH, INC.                              PROXY
                        5201 GREAT AMERICA PARKWAY
                      SANTA CLARA, CALIFORNIA 95054

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF NOGATECH, INC. FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD _______________, 2000

     The undersigned holder of common stock, par value $.001, of Nogatech, Inc. (the "Company") hereby appoints Arie Heiman and Yaron Garmazi, or either of them, proxies for the undersigned, each with full power of substitution, to represent and to vote as specified in this Proxy all common stock of the Company that the undersigned stockholder would be entitled to vote if personally present at the Special Meeting of Stockholders (the "Special Meeting") to be held on _________, __________, 2000 at ____, _._. local time, at the Company's headquarters in the general meeting room located at 5201 Great America Parkway, Santa Clara, California, and at any adjournments or postponements of the Special Meeting. The undersigned stockholder hereby revokes any proxy or proxies heretofore executed for such matters.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1, AND IN THE DISCRETION OF THE PROXIES AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. THE UNDERSIGNED STOCKHOLDER MAY REVOKE THIS PROXY AT ANY TIME BEFORE IT IS VOTED BY DELIVERING TO THE SECRETARY OF THE COMPANY EITHER A WRITTEN REVOCATION OF THE PROXY OR A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY APPEARING AT THE ANNUAL MEETING AND VOTING IN PERSON.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1.

     PLEASE MARK, SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED RETURN ENVELOPE. IF YOU RECEIVE MORE THAN ONE PROXY CARD, PLEASE SIGN AND RETURN ALL CARDS IN THE ENCLOSED ENVELOPE.

               (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

                                 (Reverse)
                               NOGATECH, INC.

/x/ PLEASE MARK VOTES
    AS IN THIS EXAMPLE


1. To approve and adopt the merger and the Agreement and Plan of Merger, dated August 23, 2000, pursuant to which Nogatech will merge with a subsidiary of Zoran Corporation, after which Nogatech will become a wholly owned subsidiary of Zoran.

   FOR      AGAINST     ABSTAIN

   / /        / /         / /


In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting.

The undersigned acknowledges receipt of the accompanying Notice of Special Meeting of Stockholders and Proxy Statement.

Signature:_____________________________________________________

Signature (if held jointly):___________________________________

Date:___________________________,2000

Please date and sign exactly as your name(s) is (are) shown on the share certificate(s) to which the Proxy applies. When shares are held as joint-tenants, both should sign. When signing as an executor, administrator, trustee, guardian, attorney-in fact or other fiduciary, please give full title as such. When signing as a corporation, please sign in full corporate name by President or other authorized officer. When signing as a partnership, please sign in partnership name by an authorized person. When signing as a limited liability company, please sign in limited liability company name by an authorized person.